Exhibit 99.1

La Jolla Pharmaceutical Company Announces Proposed Underwritten Public Offering of Common Stock

SAN DIEGO - March 20, 2017 - La Jolla Pharmaceutical Company (Nasdaq: LJPC) (“La Jolla” or the “Company), a leader in the development of innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening diseases, today announced its intention to offer and sell $100,000,000 of its common stock in an underwritten public offering pursuant to its existing shelf registration statement. All of the shares to be sold in the proposed public offering are being offered by La Jolla.

J.P. Morgan Securities LLC and Cowen and Company, LLC are acting as joint book-running managers for the offering. La Jolla intends to grant the underwriters a 30-day option to purchase additional shares of its common stock. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the offering.

La Jolla intends to use the net proceeds from the underwritten offering for general corporate purposes, including funding its ongoing and future clinical trials of its drug candidates, for expenses relating to the potential regulatory approval of LJPC-501, potential future acquisitions and for general and administrative expenses.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-214721), including a base prospectus, which was declared effective by the United States Securities and Exchange Commission (the “SEC”) on December 8, 2016. The specific terms of the offering are described in a prospectus supplement to be filed with the SEC in connection with the offering. The offering will be made only by means of the prospectus supplement and accompanying prospectus, copies of which may be obtained at the SEC’s website at www.sec.gov, or by request at J.P. Morgan Securities LLC c/o Broadridge Financial Solutions, 1155 Long Island Ave, Edgewood, NY 11717, (tel: +1 866 803 9204) or Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, or by calling 631-274-2806, or by faxing 631-254-7140.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About La Jolla Pharmaceutical Company

La Jolla Pharmaceutical Company is a biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening diseases. The company has several product candidates in development. LJPC-501 is La Jolla’s proprietary formulation of synthetic human angiotensin II for the potential treatment of catecholamine resistant hypotension. LJPC-401 is La Jolla’s proprietary formulation of synthetic human hepcidin for the potential treatment of conditions characterized by iron overload, such as hereditary hemochromatosis, beta thalassemia, sickle cell disease and myelodysplastic syndrome. LJPC-30S is La Jolla’s next-generation gentamicin derivative program that is focused on the potential treatment of serious bacterial infections as well as rare genetic disorders, such as cystic fibrosis and Duchenne muscular dystrophy.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations and beliefs, speak only as of the date of this press release and involve risks and uncertainties, many of which are outside of our control, that can cause actual results to differ materially from those anticipated in the forward-looking statements. Potential risks and uncertainties include, but are not limited to: the uncertainties related to market conditions, the timing and size of the public offering and the completion of the public offering on the anticipated terms or at all, the intended use of the net proceeds raised during the public offering, and the expected duration of the Company’s operating runway based on current cash resources. Further information regarding these and other risks that could affect our future results of operations are included in La Jolla’s most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as filed with the U.S. Securities and Exchange Commission at www.sec.gov. We disclaim any intent to update any forward-looking statements to reflect actual events that occur after the date of this press release.

Company Contacts

Sandra Vedrick

Associate Director, Investor Relations & Human Resources

La Jolla Pharmaceutical Company

Phone: 858-256-7910

Email: svedrick@ljpc.com

and

Dennis M. Mulroy

Chief Financial Officer

La Jolla Pharmaceutical Company

Phone: 858-433-6839

Email: dmulroy@ljpc.com

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